Exhibit 10.4

Execution Version

FIRST LIEN COPYRIGHT SECURITY AGREEMENT

This FIRST LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “First Lien IP Security Agreement”), dated as of October 22, 2018, between the Person listed on the signature pages hereof (the “Grantor”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent for the First Lien Secured Parties (in such capacity, together with its successors, assigns, designees and sub-agents in such capacity, the “Collateral Agent”).

A.    Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the First Lien Security Agreement, dated as of October 22, 2018 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Security Agreement”) among GLOBE INTERMEDIATE CORP., a Delaware corporation, GOBP HOLDINGS, INC., a Delaware corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Annex A thereto or that becomes a party thereto pursuant to Section 7.13 thereof and the Collateral Agent.

B.    The rules of construction and other interpretive provisions specified in First Lien Sections 1.2, 1.5, 1.6, 1.7, 1.8 and 1.11 of the First Lien Credit Agreement shall apply to this First Lien Copyright Security Agreement, including terms defined in the preamble and recitals hereto.

C.    Pursuant to Section 4.4(e) of the First Lien Security Agreement, the Grantor has agreed to execute or otherwise authenticate and deliver this First Lien Copyright Security Agreement for recording the Security Interest granted under the First Lien Security Agreement to the Collateral Agent in such Grantor’s U.S. Recordable Intellectual Property with the United States Copyright Office (“USCO”).

Accordingly, the Collateral Agent and the Grantor agree as follows:

SECTION 1.    Grant of Security The Grantor hereby grants to the Collateral Agent for the benefit of the First Lien Secured Parties a security interest (subject only to Liens permitted under each of the Credit Agreement and any Additional First Lien Agreement) in all of such Grantor’s right, title and interest in and to the following (collectively, the “Collateral”):

(i)    United States copyright registrations and exclusive licenses thereof set forth in Schedule A hereto (the “Copyrights”);

(ii)    all reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing;

(iii)    all rights to sue at law or in equity for any past, present, or future infringement, misappropriation, dilution, violation, misuse or other impairment of or unfair competition with any of the foregoing, and to receive and collect injunctive or other equitable relief and damages and compensation; and

(iv)    all rights to receive and collect Proceeds from any of the foregoing.

SECTION 2.    Recordation. The Grantor authorizes and requests that the Register of Copyrights, and any other applicable governmental officer located in the United States to record this First Lien Copyright Security Agreement.

SECTION 3.    Grants, Rights and Remedies. This First Lien Copyright Security Agreement has been entered into in conjunction with the provisions of the First Lien Security Agreement.

The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the First Lien Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this First Lien Copyright Security Agreement and the terms of the First Lien Security Agreement, the terms of the First Lien Security Agreement shall govern.

SECTION 4.    Counterparts. This First Lien Copyright Security Agreement may be executed by one or more of the parties to this First Lien IP Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 5.    GOVERNING LAW. THIS FIRST LIEN IP SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.    Severability. Any provision of this First Lien IP Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.    Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 7.2 of the First Lien Security Agreement. All communications and notices hereunder to the Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the First Lien Credit Agreement (whether or not then in effect).

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have duly executed this First Lien Copyright Security Agreement as of the day and year first above written.

GROCERY OUTLET INC.

By:	/s/ Charles Bracher
	Name:	Charles Bracher
	Title:	Chief Financial Officer

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent

By:	/s/ Brendan MacBride
	Name:	Brendan MacBride
	Title:	Authorized Signatory

SCHEDULE A TO THE

FIRST LIEN COPYRIGHT PROPERTY

SECURITY AGREEMENT

UNITED STATES COPYRIGHTS AND COPYRIGHT APPLICATIONS

Copyright (Work)	Reg. No.	Owner
Ben Saven (Frugal Friends)	VA0001816784	Grocery Outlet Inc.
Doug (Frugal Friends)	VA0001816783	Grocery Outlet Inc.
Lois Prices (Frugal Friends)	VA0001816782	Grocery Outlet Inc.
Tammy Underspend (Frugal Friends)	VA0001816786	Grocery Outlet Inc.
WOW! Bottlenecker.	VA0001795425	Grocery Outlet Inc.